For Period ended 07/31/2012                   Series 28, 32, 35, 36, 39
File Number 811-7852


Sub-Item 77Q3: Exhibits
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Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V for the Adviser Share Class, the answers for the Adviser Share Class are as follows:


USAA High Income - Adviser Shares

72DD
Dollar Distributions
369

73A
Per Share Distributions
0.5544

74U
Shares Outstanding
678

74V
NAV
8.42


USAA Income Fund - Adviser Shares

72DD
Dollar Distributions
196

73A
Per Share Distributions
0.4564

74U
Shares Outstanding
438

74V
NAV
13.41

USAA Intermediate-Term Bond - Adviser Shares

72DD
Dollar Distributions
325


73A
Per Share Distributions
0.5017

74U
Shares Outstanding
734

74V
NAV
10.80


USAA Short-Term Bond Fund - Adviser Shares

72DD
Dollar Distributions
149


73A
Per Share Distributions
0.2263

74U
Shares Outstanding
757

74V
NAV
9.24

USAA Value Fund - Adviser Shares

72DD
Dollar Distributions
42


73A
Per Share Distributions
0.0917

74U
Shares Outstanding
452

74V
NAV
14.16